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Exhibit 99.1

GRAMERCY CAPITAL CORP.
420 Lexington Avenue
New York, New York 10170-1881
Proxy for Special Meeting of Stockholders to be held on February 13, 2008
THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Marc Holliday and Andrew S. Levine and either of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Gramercy Capital Corp. held of record by the undersigned as of the close of business on January 2, 2008, on behalf of the undersigned at the special meeting of stockholders to be held at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, at 10:30 a.m., local time, on Wednesday, February 13, 2008 and at any adjournments or postponements thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the special meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with our Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on the other side and return promptly in the enclosed envelope.	GRAMERCY CAPITAL CORP. PROXY PROCESSING P.O. BOX 3520 S HACKENSACK NJ 07606-9220
Change of Address

(SEE REVERSE SIDE)

DETACH PROXY CARD HERE

Gramercy Capital Corp.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
INTERNET https://www.proxypush.com/gkk			TELEPHONE 1-866-390-5243			MAIL
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid
	your computer screen.						envelope provided.

CALL TOLL-FREE TO VOTE 1-866-390-5243

V	DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET	V

Please vote and sign below and return promptly in the enclosed envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

		FOR	AGAINST	ABSTAIN
1.	To approve of the issuance of shares of Gramercy Capital Corp. common stock, par value $0.001 per share, in the merger of GKK Stars Acquisition Corp., a Maryland corporation and indirect subsidiary of Gramercy Capital Corp., with and into American Financial Realty Trust and in the related merger of GKK Stars Acquisition LP, a Delaware partnership and indirect subsidiary of Gramercy Capital Corp., with and into First States Group, L.P., an indirect subsidiary of American Financial Realty Trust, collectively referred to as the mergers, as contemplated by the Agreement and Plan of Merger, dated as of November 2, 2007, by and among Gramercy Capital Corp., GKK Capital LP, GKK Stars Acquisition LLC, GKK Stars Acquisition Corp., GKK Stars Acquisition LP, American Financial Realty Trust and First States Group, L.P., referred to as the merger agreement.	☐	☐	☐

2.	To adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of shares of Gramercy Capital Corp. common stock in the mergers as contemplated by merger agreement.	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of special meeting of stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.		To change your address, please mark this box.			☐

S C A N L I N E

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date	Share Owner sign here	Co-Owner sign here

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  Exhibit 99.1
GRAMERCY CAPITAL CORP. 420 Lexington Avenue New York, New York 10170-1881 Proxy for Special Meeting of Stockholders to be held on February 13, 2008 THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS